UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2010
Comm Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (570)586-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Entry into agreement with Executive Officer
On March 1, 2010, Comm Bancorp, Inc. (the “Company) and its wholly-owned subsidiary, Community Bank & Trust Co. (the “Bank”), have entered into an Executive Employment Agreement (the “Agreement”) with William F. Farber, Sr., President and Chief Executive Officer.
The Agreement is for an initial three-year term expiring on February 28, 2013 subject, however, to one-year automatic extension at the end of each year and provides for the following:
•	A base annual salary of $168,000, which shall be reviewed by the Board of Directors annually and adjusted based on performance;

•	An annual bonus as recommended by the Board of Directors and Executive Compensation Committee;

•	Participation in employee benefit plans;

•	Paid vacations and holidays;

•	Reimbursement of business expenses;

•	Paid membership in private, social, civic and community clubs and organizations determined as appropriate by the Board of Directors; and

•	Other perquisites and benefits as deemed reasonably appropriate by the Boards of Directors.
The Agreement contains customary nondisclosure, nonsolicitation and mutual nondisparagement provisions and a five-year restrictive covenant within 20 miles of the Bank’s market area after termination of employment due to disability, cause, health or good reason or voluntary retirement.
The Agreement provides that the Company or the Bank may terminate the executive’s employment for “cause” defined to mean: (i) the failure by the executive to substantially perform his duties after written notice and the executive does not cure such failure within thirty (30) business days after receipt of such notice; (ii) conviction of a felony; (iii) willful violation by the executive of nondisclosure; nonsolicitation and/or restrictive covenants; (iv) willful violation of state or federal banking, securities, tax or financial laws or regulation in operation of the Company or the Bank; and (v) upon receipt of a final, unappealable written directive or order of any governmental body or entity having jurisdiction over the Company or the Bank, requiring the termination, disciplinary action, a fine, or removal of the executive, as an officer or director or both of the Company or the Bank.
The Agreement further provides that the executive may terminate his employment for “good reason,” defined as: (i) any assignment to the executive, without consent, of any duties other than those provided for under the Agreement; (ii) any removal of or failure to re-elect the

Executive to any positions indicated under the Agreement, except in connection with termination for “cause;” (iii) failure by either the Company or the Bank to comply with Section 5 of the Agreement; (iv) any other material breach of the Agreement by the Company or the Bank; (v) the executive decides to retire after giving six months advance written notice; or (vi) change in control.
The Agreement provides that the executive may voluntarily retire on or after February 28, 2011, after giving at least sixty (60) days notice.
The Agreement provides for payments and benefits to the executive upon termination or non-extension as stated below:
•	Upon death or for cause: the executive will be entitled to payment of his full annual salary, and in the case of death, any other amounts owed to the executive at the time of termination; and

•
Upon termination due to non-extension, disability, good reason or voluntary retirement: the executive will be entitled to the sum of $14,000 per month for a period of sixty (60) consecutive months or until death, whichever occurs first, and health insurance benefits.

The Agreement commences on March 1, 2010, and continues in effect for three years expiring on February 28, 2013. The Agreement provides for one-year automatic extensions at the end of each one (1) year period so that the Agreement “evergreens” so as to have a contact three (3) year term.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits.
The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Executive Employment Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc.
(Registrant)
Date: March 1, 2010	By:	/s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Employment Agreement.

5